EXHIBIT 99.1
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P R E S S   R E L E A S E
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                            LIZ CLAIBORNE COMMENTS ON
                 J. JILL PLAN TO EXPLORE STRATEGIC ALTERNATIVES

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         NEW YORK, DECEMBER 5, 2005 - Liz Claiborne Inc. (NYSE: LIZ) today commented on the announcement by The J. Jill Group, Inc. (NASDAQ: JILL) that it will commence a review of strategic alternatives, including the potential sale of the Company.

         Paul R. Charron, Chairman and Chief Executive Officer of Liz Claiborne Inc., said, "We are pleased that J. Jill has decided to review strategic alternatives, and we look forward to participating in the process. We have made a compelling all-cash offer of $18 per share that presents J. Jill shareholders with immediate liquidity and a premium of over 40% to the unaffected market price. Given our proven track record of growing brands, an unrivaled understanding of the `young boomer' market, and the opportunity for significant synergies, we believe that Liz Claiborne is uniquely positioned to maximize J. Jill's full potential."


ABOUT LIZ CLAIBORNE

Liz Claiborne Inc. designs and markets an extensive range of women's and men's fashion apparel and accessories appropriate to wearing occasions ranging from casual to dressy. The Company also markets fragrances for women and men. Liz Claiborne Inc.'s brands include Axcess, Belongings, Bora Bora, C & C California, Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Lady Enyce, Laundry by Shelli Segal, LIZ, Liz Claiborne, Lucky Brand, Mambo, Marvella, Metroconcepts, Mexx, Monet, Monet 2, prAna, Realities, Sigrid Olsen, Soul, Spark, Tapemeasure, Tint, Trifari and Villager. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men's and women's collections of DKNY(R) Jeans and DKNY(R) Active, as well as CITY DKNY(R) better women's sportswear in the Western Hemisphere. The Company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names.


CONTACTS

INVESTOR RELATIONS
Robert J. Vill Vice President - Finance and Treasurer +1-201-295-7515

MEDIA
Jane Randel, Vice President, Public Relations, +1-212-626-3408
George Sard/Paul Caminiti/Kim Levy, Citigate Sard Verbinnen, +1-212-687-8080

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THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO
BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF THE J. JILL GROUP.

Statements contained herein that relate to the Company's future performance, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2005 or any other future period, as well as statements relating to the Company's interest in acquiring The J. Jill Group, Inc. and expectations regarding the potential benefits of that transaction are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company's assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company's control. Among the factors that could cause actual results to materially differ include risks that a transaction is not consummated with The J. Jill Group, Inc., risks that the potential benefits of that transaction will not be realized, risks related to the continuing challenging retail and macroeconomic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments, and a continuation of the deflationary trend in prices for apparel products; risks associated with the Company's dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the Company's larger customers, such as the recently completed merger between Federated Department Stores, Inc. and The May Department Store Company; risks associated with providing for the succession of senior management; risks related to retailer and consumer acceptance of the Company's products; risks related to the Company's ability, especially through its sourcing, logistics and technology functions, to operate within substantial production and delivery constraints, including risks associated with the possible failure of the Company's unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company's ability to adapt to and compete effectively in the new quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the Company's ability to maintain and enhance favorable brand recognition; risks associated with the operation and expansion of the Company's own retail business; risks associated with the Company's ability to correctly balance the level of its commitments with actual orders; risks associated with the Company's ability to identify appropriate acquisition candidates and negotiate favorable financial and other terms, against the background of increasing market competition (from both strategic and financial buyers) for the types of acquisitions the Company has made; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with the Company's ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with any significant disruptions in the Company's relationship with, and any work stoppages by, its employees, including its union employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, currency devaluations in countries in which the Company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices and such other factors as are set forth in our 2004 Annual Report on Form 10-K, including, without limitation, those set forth under the heading "Business-Competition; Certain Risks" and under the heading "Statement Regarding Forward-Looking Statements" and other documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.